QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54524) pertaining to the 2000 Long-Term Stock Incentive Plan, Outside Directors' Compensation Plan and the Genuity Savings Plan of our report dated June 3, 2002, except for Note 8, as to which the date is June 25, 2002, with respect to the financial statements and schedule of the Genuity Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
June 25, 2002

QuickLinks

CONSENT OF INDEPENDENT AUDITORS